UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

The RBB Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Each a series of The RBB Fund Trust

June XX, 2025

DEAR SHAREHOLDER,

As a shareholder in one or both of the above-named ETFs (the “Funds”), you recently received a proxy communication via e-mail or in the mail in connection with the Special Meeting of Shareholders to be held on June 30, 2025.

Shareholders are being asked to consider and approve a new advisory agreement for the Funds. Shareholder approval is being requested due to a transaction in which Genstar Capital, will own a majority investment in First Eagle Holdings, Inc, the parent of First Eagle Investment Management, LLC, the adviser to the Funds (the “Adviser”).

After careful consideration, the Board of Trustees of the Funds unanimously recommends shareholders vote FOR the proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed card in the pre-paid envelope or follow the instructions below to vote by telephone or internet.

How will the acquisition affect my investment?

If the proposal is approved, shareholders of the Funds will receive the same services they are accustomed to receiving. It is also important for you to know:

➢	There will be NO change in the advisory fees paid to the Adviser.
➢	The same portfolio managers will continue to manage the Funds.
➢	The terms and conditions of the new advisory agreement are similar to those under the current arrangements.

Vote by Phone by calling 1-888-297-9160 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-297-9160. Please note that an SFS representative may call you to assist in voting.

Thank you,

MEHDI MAHMUD

PRESIDENT OF FIRST EAGLE INVESTMENT MANAGEMENT, LLC

FEETF_1_06.25

First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Each a series of The RBB Fund Trust

June XX, 2025

DEAR SHAREHOLDER,

The First Eagle Global Equity ETF and First Eagle Overseas Equity ETF (the “Funds”) Special Meeting of Shareholders is scheduled to be held on June 30, 2025. I am pleased to report that your fellow shareholders have responded and have shown strong support for the new advisory agreement for the Funds. Greater than XX% of the votes cast to date support the proposal.

Please join your fellow shareholders by taking a few minutes to sign, date and mail the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-888-297-9160 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-297-9160. Please note that an SFS representative may call you to assist in voting.

Thank you,

MEHDI MAHMUD

PRESIDENT OF FIRST EAGLE INVESTMENT MANAGEMENT, LLC

FEETF_2_06.25

First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Each a series of The RBB Fund Trust

June XX, 2025

DEAR SHAREHOLDER,

I continue to update you in connection with the Special Meeting of Shareholders of the First Eagle Global Equity ETF and First Eagle Overseas Equity ETF (the “Funds”) to be held on June 30, 2025. You and your fellow shareholders are being asked to approve a new advisory agreement for the Funds that will continue the existing advisory arrangement with First Eagle Investment Management, LLC, (the “Adviser”). It is important to note that there is no change in the advisory fees paid to the Adviser.

Please join your fellow shareholders who have responded and are showing support for the proposal. Take advantage of your right to vote by signing, dating and mailing the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-888-297-9160 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-297-9160. Please note that an SFS representative may call you to assist in voting.

Thank you,

MEHDI MAHMUD

PRESIDENT OF FIRST EAGLE INVESTMENT MANAGEMENT, LLC

FEETF_3_06.25

First Eagle Global Equity ETF
First Eagle Overseas Equity ETF
Each a series of The RBB Fund Trust

June XX, 2025

DEAR SHAREHOLDER,

The Special Meeting of Shareholders of the First Eagle Global Equity ETF and First Eagle Overseas Equity ETF (the “Funds”) is scheduled to be held in approximately two weeks, on June 30, 2025. You are a shareholder in one or both of the Funds listed above and are being asked to approve a new advisory agreement for the Funds that will continue the existing advisory arrangement with First Eagle Investment Management, LLC (the “Adviser”).

Please take a few minutes to sign, date and mail the enclosed card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling 1-888-297-9160 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-297-9160. Please note that an SFS representative may call you to assist in voting.

Thank you,

MEHDI MAHMUD

PRESIDENT OF FIRST EAGLE INVESTMENT MANAGEMENT, LLC

FEETF_4_06.25